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                              Exhibit 23(b)

                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 12, 2001, except for the information in Note P as to which the dates are March 12, 2001 and March 15, 2001, relating to the consolidated financial statements and financial statement schedule of TECO Energy, Inc., which appears in TECO Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PricewaterhouseCoopers LLP


Tampa, Florida
October 31, 2001